Exhibit 10.3

AMENDMENT NO. 2 TO

SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 to the $300,000 aggregate principal amount 8% Secured Convertible Promissory Note (the “Note”) dated as of October 4, 2011, is entered into to be effective as of the 30th day of January, 2012, by and among Next 1 Interactive, Inc., a Nevada corporation, (the “Company”), and the holder of the Note, signatory hereto (the “Holder”).

WHEREAS, the Holder and the Company desire to amend the terms of the Note to clarify the certain terms of the Note.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1	Article II of the Note shall be amended and restated as follows:

Section 2.1 Conversion. The Holder shall have the right, from time to time, commencing on the Issue Date, to convert any part of the outstanding interest or principal amount of this Note into fully paid and non-assessable shares of Series A 10% Cumulative Convertible Preferred Stock (the “Preferred Stock”) of the Maker (the “Conversion Stock”) on a one for one basis as provided herein. Promptly after delivery to Maker of a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit “1” that is completed and duly executed by the Holder assigns (a “Conversion Notice”), the Maker shall issue and deliver to Holder that number of shares of Preferred Stock for that portion of this Note that is to be converted as set forth in the Conversion Notice.

No fraction of a share of Preferred Stock or scrip representing a fraction of a share of Preferred Stock will be issued upon conversion, but the number of shares of Preferred Stock issuable shall be rounded to the nearest whole share. The date on which the Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes (and receives confirmation of delivery for) the Notice of Conversion duly executed to the Maker. Facsimile delivery of the Notice of Conversion shall be accepted by the Maker at facsimile number 1-888 693-0961, Attn.: [William Kerby, Chief Executive Officer and Chairman]. Certificates representing the Preferred Stock upon conversion will be delivered to the Holder within ten (10) Trading Days (as defined below) (“Delivery Due Date”) from the date the Notice of Conversion is received by the Maker. Delivery of shares of Preferred Stock upon conversion to Holder shall be made to the address specified by the Holder in the Notice of Conversion.

Section 2.2 [Reserved]

Section 2.3 [Reserved]

Section 2.4. Conversion Price; Adjustment. Upon any conversion of this Note, the conversion price will be determined as follows:

(a) Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person or entity the right to vote or to consent or to receive notice as a shareholder in respect of meeting of shareholders for the election of directors of the Maker or any other matters or any rights whatsoever as a shareholder of the Maker; and no dividends shall be payable or accrued in respect of this Note.

(b) Adjustment. Upon the occurrence of a stock split or stock dividend, the number of shares of Preferred Stock issuable upon conversion of the Note shall be equitably adjusted.

(c) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Maker shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Preferred Stock of the Maker), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Preferred Stock of the Maker, then Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of preferred stock of the successor or acquiring corporation or of the Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Preferred Stock into which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, Maker shall use it commercially reasonable best efforts to cause the successor or acquiring corporation (if other than the Maker) to assume the observance and performance of each and every covenant and condition of this Note to be performed and observed by the Maker and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Maker) in order to provide for adjustments of the number of shares of preferred stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.4(c). For purposes of this Section 2.4(c), “preferred stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.4(c) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

1. (d) Notice of Adjustment. Whenever the number of shares of Preferred Stock or number or kind of securities or other property issuable upon the conversion of this Note or the Conversion Price is adjusted, as herein provided, the Maker shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Note notice of such adjustment or adjustments setting forth the number of shares of Preferred Stock (and other securities or property) issuable upon the conversion of this Note and the Conversion Price of such shares of Preferred Stock (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

2. Section 2.5. Notice of Corporate Action. If at any time:

(a) the Maker shall take a record of the holders of its Preferred Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Maker, any reclassification or recapitalization of the capital stock of the Maker or any consolidation or merger of the Maker with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Maker to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Maker;

3. then, in any one or more of such cases, the Maker shall give to Holder (i) at least thirty (30) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Preferred Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (y) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Preferred Stock shall be entitled to exchange their shares of Preferred Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Maker and delivered in accordance with Section 5.1.

Section 2.6. Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”). None of this Note or the shares of Preferred Stock issuable upon conversion of this Note may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Preferred Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of Holder to remove the foregoing legend from the stock certificate, if any, representing any shares of Preferred Stock issuable upon conversion of this Note, the Maker shall remove the foregoing legend from such certificate or issue to Holder a new stock certificate free of any transfer legend if (a) with such request, the Maker shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such stock certificate or (b) a registration statement under the Act covering such securities is in effect.

Section 2.7. Reservation of Preferred Stock.

4. (a) The Maker covenants that during the period the Note is outstanding, it will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of Preferred Stock of the Maker upon the Conversion of the Note. The Maker further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary stock certificates for shares of Preferred Stock of the Maker issuable upon the conversion of this Note. The Maker will take all such reasonable action as may be necessary to assure that such shares of Preferred Stock may be issued as provided herein without violation of the Act or applicable state laws, or of any requirements of the OTCBB (or such other principal market upon which the Preferred Stock of the Maker may be listed or quoted).

5. (b) The Maker shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Maker will (a) take all such action as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and nonassessable shares of Preferred Stock upon the conversion of this Note, and (b) use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Maker to perform its obligations under this Note.

6. (c) Upon the request of Holder, the Maker will at any time during the period this Note is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Maker hereunder.

7. (d) Before taking any action which would result in an adjustment in the number of shares of Preferred Stock into which this Note is convertible or in the Conversion Price, the Maker shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8. (e) If at any time the Maker does not have a sufficient number of authorized and available shares of Preferred Stock for issuance upon conversion of the Note, then the Maker shall call and hold a special meeting of its Board of Directors within forty-five (45) days of that time for the sole purpose of increasing the number of authorized shares of Preferred Stock.

1.2 Section 3.1 of the Note shall be amended and restated as follows:

Section 3.1. The Holder represents and warrants to the Maker:

(a) The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Preferred Stock issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws or similar laws relating to the sale of securities;

(b) That Holder understands that none of this Note or the Preferred Stock issuable upon conversion hereof have been registered under the Act in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

(c) Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder’s net worth, and Holder’s investment in this Note will not cause such overall commitment to become excessive;

(d) Holder is an “accredited investor” (as defined in Regulation D promulgated under the Act) and the Holder’s total investment in this Note does not exceed 10% of the Holder’s net worth; and

(e) Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

1.3 Sections 3.2(b), (c), (d) and (e) of the Note shall be amended and restated as follows:

(a) Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and to issue the Preferred Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker has been duly authorized by the Maker’s Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Capitalization. As of the date hereof, the authorized capital stock of the Maker consists of 500,000,000 shares of Common Stock, $0.00001 par value per share, of which 393,094,134 shares are issued and outstanding and 100,000,000 shares of preferred stock of which 3,000,000 shares of Preferred Stock are authorized and 809,611 shares of Preferred Stock are issued and outstanding. No shares of Preferred Stock of the Maker are subject to preemptive rights or any other similar rights.

(c) Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof (except for those imposed by the federal and state securities laws of the United States) and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the Holder.

(d) Acknowledgment of Dilution. The Maker understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of this Note.

1.4 Exhibit 1 of the Note shall be amended and restated so that it appears as set forth in Exhibit 1 attached hereto.

1.5 All other terms and provisions of the Note in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Note shall remain unamended hereby and in full force and effect.

1.6 This Amendment, together with the Note, embodies the entire agreement and understanding between the Company and the Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

1.7 If any provision of this Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

1.8 This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

NEXT 1 INTERACTIVE, INC.	DONALD P. MONACO INSURANCE TRUST

By:	By:
Title:	Title:

EXHIBIT 1

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US$______________ of the principal amount of the above Note into shares of Preferred Stock of Next 1 Interactive, Inc., according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Date:

Signature:

Name:

Address:

Tax I.D. or Soc. Sec. No:

Principal Amount to be converted: US$________________________________________

Amount of Note unconverted:

US$________________________________________

Number of shares of Preferred Stock to be issued: ________________________